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                                                                   Exhibit 10.16


                    SECOND AMENDMENT OF ENGAGEMENT AGREEMENT

THIS AGREEMENT is made this 21st day of March, 2000

BETWEEN: CONSOLIDATED WATER CO. LTD., a Cayman Islands company having its registered office at Trafalgar Place, West Bay Road, P.O. Box 1114GT, Grand Cayman, B.W.I. (the "Company")

AND: JEFFREY M. PARKER of 81 Drake Quay, Governor's Harbour, P.O. Box 1782GT, Grand Cayman, B.W.I. (the ""Chairman")

WHEREAS:

A. The Company and the Chairman entered into an engagement agreement dated the 30th of December 1998 that was amended by an amendment of engagement agreement dated the 26th of October 1999 (the "'Engagement Agreement').

B. The parties are desirous of amending the same in accordance with the terms of this Agreement.

NOW IN CONSIDERATION of the mutual covenants contained herein the parties agree that the Engagement Agreement shall be amended and/or rectified as follows:

1. Clause 8 shall be amended by deleting the same and substituting the following;

         "8(a) Further, subject to any approvals of Government which may be necessary at the time at which the option is exercised, for each of the three financial years ending December 31, 1999, December 31, 2000 and December 31, 2001 respectively, provided (subject to paragraph 21 of this Agreement) that the Chairman serves in the Capacities for the entirety of such year, on December 31 of such year, the Chairman shall be granted an option to purchase, at the "Exercise Price", payable in cash in full on the exercise of the option, a number of Ordinary Shares equal to the number of US$ which represents 1% of the net profit of the Company calculated as aforesaid for that financial year.

         8(b)     The Exercise Price shall be:

                  (i) In respect of the financial year ended December 31, 1999, US$2.50

                  (ii) In respect of subsequent financial years, the average of the closing market price of the Company's Ordinary shares on each of the first seven trading days in the month of October of that financial year."


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2.       By deleting the following sentence from existing clause 9(a)

         "Provided that the options granted pursuant to Clause 8 may not be exercised if or to the extant that, immediately following the exercise, the Chairman would beneficially own more than 6% of all Ordinary shares then issued by the Company"

3. The parties have acknowledged that the Engagement Agreement shall remain binding and effective in accordance with its terms except as expressly amended hereby.

THE PARTIES HERETO have set their hands and seals the day and date first above written.

SIGNED AND SEALED in the presence of:)         CONSOLIDATED WATER CO. LTD.
                                     )
                                     )
                                     )         /s/ C.B. Flowers
                                     )         ---------------------------------
                                     )
                                     )
/s/ R.L. Finlay                      )         /s/ Alexander Stephen Bodden
-------------------------------------)         ---------------------------------
witness



SIGNED AND SEALED in the presence of:)
                                     )
                                     )
                                     )
                                     )
                                     )
                                     )
/s/  R.L. Finlay                     )        /s/ Jeffrey M. Parker
-------------------------------------)        ----------------------------------
witness                                               Jeffrey M. Parker






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